SERVICES AGREEMENT

         THIS AGREEMENT, dated as of this day of November 13, 1998 between Tomorrow Funds Retirement Trust (the "Fund"), organized under the laws of Delaware and having its principal place of business at One New York Plaza, New York, New York 10004 and First Data Investor Services Group, Inc. (the "Investor Services Group"), a Massachusetts corporation with principal offices at 4400 Computer Drive Westborough, Massachusetts 01581.

                                   WITNESSETH

         WHEREAS, the Fund is authorized to issue Shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets ("Portfolio");

         WHEREAS, the Fund initially intends to offer shares in those Portfolios identified in the attached Exhibit 1, each such Portfolio, together with all other Portfolios subsequently established by the Fund shall be subject to this Agreement in accordance with Article 15;

         WHEREAS, the Fund on behalf of the Portfolios, desires to appoint Investor Services Group as its administrator, fund accounting agent, transfer agent, dividend disbursing agent and agent in connection with certain other activities and Investor Services Group desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the Fund and Investor Services Group agree as follows:

Article 1     DEFINITIONS
              -----------

         1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  (a) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, or other similar organizational document as the case may be, of the Fund as the same may be amended from time to time.

                  (b) "Authorized Person" shall be deemed to include (i) any authorized officer of the Fund; or (ii) any person, whether or not such person is an officer or employee of the Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to Investor Services Group from time to time.

                  (c) "Board of Directors" shall mean the Board of Directors or Board of Trustees of the Fund, as the case may be.

                  (d) "Commission" shall mean the Securities and Exchange Commission.

                  (e) "Custodian" refers to any custodian or subcustodian of securities and other property which the Fund may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

                  (f) "1934 Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (g) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (h) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by Investor Services Group from a person reasonably believed by Investor Services Group to be an Authorized Person;

                  (i) "Portfolio" shall mean each separate series of shares offered by the Fund representing interest in a separate portfolio of securities and other assets;

                  (j) "Prospectus" shall mean the most recently dated Fund Prospectus and Statement of Additional Information, including any supplements thereto if any, which has become effective under the Securities Act of 1933 and the 1940 Act.

                  (k) "Shares" refers collectively to such shares of capital stock or beneficial interest, as the case may be, or class thereof, of each respective Portfolio of the Fund as may be issued from time to time.

                  (l) "Shareholder" shall mean a record owner of Shares of each respective Portfolio of the Fund.

                  (m) "Written Instructions" shall mean a written communication signed by a person reasonably believed by Investor Services Group to be an Authorized Person and actually received by Investor Services Group. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

Article 2         APPOINTMENT OF INVESTOR SERVICES GROUP
                  --------------------------------------

         2.1 The Fund, on behalf of the Portfolios, hereby appoints and constitutes Investor Services Group as administrator, fund accounting agent, transfer agent and dividend disbursing agent for Shares of each respective Portfolio of the Fund and as shareholder servicing agent for the Fund and Investor Services Group hereby accepts such appointments and agrees to perform the duties hereinafter set forth.

Article 3         DUTIES OF INVESTOR SERVICES GROUP
                  ---------------------------------

         3.1 As transfer agent Investor Services Group shall be responsible for:


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


                  (a) Administering and/or performing the customary services of a transfer agent; acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares of each Portfolio, as more fully described in the written schedule of Duties of Investor Services Group annexed hereto as Schedule A and incorporated herein, and in accordance with the terms of the Prospectus of the Fund on behalf of the applicable Portfolio, applicable law and the procedures established from time to time between Investor Services Group and the Fund.

                  (b) Recording the issuance of Shares and maintaining pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of Shares of each Portfolio which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Investor Services Group shall provide the Fund on a regular basis with the total number of Shares of each Portfolio which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

                  (c) Notwithstanding any of the foregoing provisions of this Agreement, Investor Services Group shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by the Board of Directors, or the legality of the issuance of any Shares in payment of any dividend; or
         (iv) the legality of any recapitalization or readjustment of the Shares.

         3.2 Investor Services Group shall be responsible for the following: performing the administration/blue sky services, and fund accounting agent for the Fund, as more fully described in the written schedule of Duties of Investor Services Group annexed hereto as Schedule A and incorporated herein, and subject to the supervision and direction of the Board of Directors of the Fund.

         3.3 As the Fund's print/mail services provider, Investor Services Group agrees to perform print/mail services with respect to those items listed in Schedule B for the fees also identified in Schedule B.

         3.4 Investor Services Group agrees to undertake certain development efforts as more fully described in the written schedule of Related Services annexed hereto as Schedule E and incorporated herein. The parties hereto acknowledge that Investor Services Group shall be providing the foregoing with respect to all of the Weiss, Peck & Greer affiliated mutual funds for which Investor Services Group provides transfer agent services and accounting and/or administration services.

         3.5 In addition to the duties set forth herein, Investor Services Group shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Fund and Investor Services Group.

Article 4         RECORDKEEPING AND OTHER INFORMATION
                  -----------------------------------

         4.1 Investor Services Group shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule A in accordance with all applicable laws, rules and regulations, including without limitation records required by Section 31(a) of the 1940 Act and by applicable tax laws and regulations. All records shall be available during regular business hours for inspection and use by the Fund. Where applicable, such records shall be maintained by Investor Services Group for the periods and in the places required by Rule 31a-2 under the 1940 Act.

         4.2 To the extent required by Section 31 of the 1940 Act and notwithstanding Articles 8 and 16 of this Agreement, Investor Services Group agrees that all such records prepared or maintained by Investor Services Group relating to the services to be performed by Investor Services Group hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such section, and will be surrendered promptly to the Fund on and in accordance with the Fund's request.

         4.3 In case of any requests or demands for the inspection of Shareholder records of the Fund, Investor Services Group will endeavor to notify the Fund of such request and secure Written Instructions as to the handling of such request. Investor Services Group reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to comply with such request.

Article 5         FUND INSTRUCTIONS
                  -----------------

         5.1 Investor Services Group will have no liability when acting upon Written or Oral Instructions believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund. Investor Services Group will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund and the proper countersignature of Investor Services Group.

         5.2 At any time, Investor Services Group may request Written Instructions from the Fund and may seek advice from legal counsel for the Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund or for Investor Services Group. Written Instructions requested by Investor Services Group will be provided by the Fund within a reasonable period of time.

         5.3 Investor Services Group, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Fund only if said representative is an Authorized Person. The Fund agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that the Fund's failure to so confirm shall not impair in any respect Investor Services Group's right to rely on Oral Instructions.

Article 6         COMPENSATION
                  ------------

         6.1 The Fund on behalf of each of the Portfolios will compensate Investor Services Group for the performance of its obligations hereunder in accordance with the fees set forth in the written Fee Schedule annexed hereto as Schedule B and incorporated herein.

         6.2 In addition to those fees set forth in Section 6.1 above, the Fund on behalf of each of the Portfolios agrees to pay, and will be billed separately for, reasonable out-of-pocket expenses incurred by Investor Services Group in the performance of its duties hereunder. Out-of-pocket expenses shall include, but shall not be limited to, the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule C and incorporated herein. Schedule C may be modified by written agreement between the parties. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by Investor Services Group in the performance of its obligations hereunder.

         6.3 The Fund on behalf of each of the Portfolios agrees to pay all fees and out-of-pocket expenses within fifteen (15) days following the receipt of the respective invoice.

         6.4 Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule B, a revised Fee Schedule executed and dated by the parties hereto.

Article 7         DOCUMENTS
                  ---------

         7.1 In connection with the appointment of Investor Services Group, the Fund shall, on or before the date this Agreement goes into effect, but in any case within a reasonable period of time for Investor Services Group to prepare to perform its duties hereunder, deliver or caused to be delivered to Investor Services Group the documents set forth in the written schedule of Fund Documents annexed hereto as Schedule D. Investor Services Group acknowledges its receipt of such documents.

Article 8         INVESTOR SERVICES GROUP SYSTEM
                  ------------------------------

         8.1 Investor Services Group shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by Investor Services Group in connection with the services provided by Investor Services Group to the Fund herein (the "Investor Services Group System").

         8.2 Investor Services Group hereby grants to the Fund a limited license to Investor Services Group System for the sole and limited purpose of having Investor Services Group provide the services contemplated hereunder and nothing contained in this Agreement shall be construed or interpreted otherwise and such license shall immediately terminate with the termination of this Agreement.

Article 9         REPRESENTATIONS AND WARRANTIES OF INVESTOR SERVICES GROUP
                  ---------------------------------------------------------

         9.1 Investor Services Group represents and warrants to the Fund that:

                  (a) It is a corporation duly organized an existing and in good standing under the laws of the Commonwealth of Massachusetts;

                  (b) It is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

                  (c) All requisite corporate proceedings have been taken to authorized it to enter into this Agreement;

                  (d) It is duly registered with its appropriate regulatory agency as a transfer agent and such registration will remain in effect for the duration of this Agreement;

                  (e) It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

         9.2      YEAR 2000 COMPLIANCE. (a) For purposes of this Agreement,
                  --------------------
"Year 2000 Compliant" means:


                  (i) date data will process without error or interruption due solely to the change in century, in any level of computer hardware or software Investor Services Group provides/uses in performing its services hereunder, including, but not limited to, microcode, firmware, system and application programs, files and databases; and

                  (ii) there will be no loss of any functionality of the Investor Services Group System due solely to the change in century, with respect to the introduction, processing or output of date records.

         (b)      Investor Services Group represents and warrants that:

                  (i) The Investor Services Group System will be Year 2000 Compliant by December 31, 1998; provided, however, that Investor Services Group will be in a process of testing the Investor Services Group System in regard to Year 2000 Compliance throughout calendar year 1999 and any temporary and immaterial loss of functionality occurring during the ordinary course of this testing and fixing process shall not be considered a failure of Investor Services Group to be Year 2000 Compliant.

                  (ii) The Investor Services Group System will continue to be interoperable, in the same manner as it is prior to January 1, 2000, with software and hardware which may deliver records to, receive records from or interact with the Investor Services Group System in the course of processing data, provided that such other software and hardware is Year 2000 Compliant as defined herein and complies with the interface and format standards specified by Investor Services Group.

                  (c) The Fund agrees to cooperate fully with Investor Services Group to ensure the interoperability of the Investor Services Group System with hardware and software used by Fund. Investor Services Group shall have the right, at its discretion, to reject any data file which it in good faith believes will interfere with the ability of the Investor Services Group System to be Year 2000 Compliant.

Article 10        REPRESENTATIONS AND WARRANTIES OF THE FUND
                  ------------------------------------------

         10.1 The Fund represents and warrants to Investor Services Group that:

                  (a) It is duly organized and existing and in good standing under the laws of the jurisdiction in which it is organized;

                  (b) It is empowered under applicable laws and by its Article of Incorporation and By-Laws to enter into this Agreement;

                  (c) All corporate proceedings required by said Articles of Incorporation, By-Laws and applicable laws have been taken to authorized it to enter into this Agreement;

                  (d) A registration statement under the Securities Act of 1933, as amended, and the 1940 Act on behalf of each of the Portfolios is currently effective and will remain effective with respect to all Shares of the Fund being offered for sale;

                  (e) Except to the extent that Investor Services Group serves as the Fund's Blue Sky Filing Agent, all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale; and

                  (f) All outstanding Shares are validly issued, fully paid and non-assessable. When Shares are hereafter issued in accordance with the terms of the Fund's Articles of Incorporation and its Prospectus with respect to each Portfolio, such Shares shall be validly issued, fully paid and non-assessable.

Article 11        INDEMNIFICATION
                  ---------------

         11.1 Investor Services Group shall not be responsible for and the Fund on behalf of each Portfolio shall indemnify and hold Investor Services Group harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against Investor Services Group or for which Investor Services Group may be held to be liable (a "Claim") arising out of or attributable to any of the following:

                  (a) Any actions of Investor Services Group required to be taken pursuant to this Agreement unless such Claim resulted from a negligent act or omission to act or bad faith by Investor Services Group in the performance of its duties hereunder;

                  (b) Investor Services Group's reasonable reliance on, or reasonable use of information, data, records and documents (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) received by Investor Services Group from the Fund, or any authorized third party acting on behalf of the Fund, including but not limited to the prior transfer agent for the Fund, in the performance of Investor Services Group's duties and obligations hereunder;

                  (c) The reliance on, or the implementation of, any Written or Oral Instructions or any other instructions or requests of the Fund on behalf of the applicable Portfolio reasonably believed by Investor Services Group to be genuine and to be signed, countersigned or executed or orally communicated by an Authorized Person;

                  (d) The offer or sales of shares in violation of any requirement under the federal securities laws or regulations or in violation of any stop order or other determination or ruling by federal regulators with respect to the offer or sale of such shares, unless Investor Services Group is properly notified and has a reasonable amount of time to act on such notification;

                  (e) Except to the extent that Investor Services Group serves as the Fund's Blue Sky Filing Agent, the offer or sales of shares in violation of any requirement under the securities laws or regulations of any state that such shares be registered in such state or in violation of any stop order or other determination or ruling by any state with respect to the offer or sale of such shares in such state; and

                  (f) The Fund's refusal or failure to comply with the terms of this Agreement, or any Claim which arises out of the Fund's negligence or misconduct or the breach of any representation or warranty of the Fund made herein.

         11.2 In any case in which the Fund may be asked to indemnify or hold Investor Services Group harmless, Investor Services Group will notify the Fund promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification against the Fund although the failure to do so shall not prevent recovery by Investor Services Group and shall keep the Fund advised with respect to all developments concerning such situation. The Fund shall have the option to defend Investor Services Group against any Claim which may be the subject of this indemnification, and, in the event that the Fund so elects, such defense shall be conducted by counsel chosen by the Fund and reasonably satisfactory to Investor Services Group, and thereupon the Fund shall take over complete defense of the Claim and Investor Services Group shall sustain no further legal or other expenses in respect of such Claim. Investor Services Group will not confess any Claim or make any compromise in any case in which the Fund will be asked to provide indemnification, except with the Fund's prior written consent. The obligations of the parties hereto under this Article 11 shall survive the termination of this Agreement.

Article 12        STANDARD OF CARE
                  ----------------

         12.1 Investor Services Group shall at all times act in good faith and agrees to use its best efforts within commercially reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility for loss or damage to the Fund unless said errors are caused by Investor Services Group's own negligence, bad faith or willful misconduct or that of its employees.

         12.2 Notwithstanding the foregoing Section 12.1 or anything else contained in this Agreement to the contrary, Investor Services Group's entire liability to a Portfolio, to the extent not covered by Investor Services Group's liability insurance and fidelity bond coverage and without giving effect to any deductible, for any loss or damage, direct or indirect for any cause whatsoever (including but not limited to those arising out of this Agreement), and regardless of the form of action, shall be limited to the Portfolio's actual direct out-of-pocket expenses which are reasonably incurred by the Portfolio, but shall not under any circumstances exceed two-million dollars ($2,000,000) over any three (3) year rolling period.

Article 13        CONSEQUENTIAL DAMAGES
                  ---------------------

         13.1 In no event and under no circumstances shall either party to this Agreement be liable to the other party for consequential or indirect loss of profits, reputation or business or any other special damages under any provision of this Agreement or for any act or failure to act hereunder.

Article 14        TERM AND TERMINATION
                  --------------------

         14.1 This Agreement shall be effective on the date first written above and shall continue through November 13, 2003 (the "Initial Term"), unless earlier terminated pursuant to the terms of this Agreement. Thereafter, this Agreement shall automatically be renewed for successive terms of three (3) years ("Renewal Terms") each.

         14.2 Either party may terminate this Agreement at the end of the Initial Term or any subsequent Renewal Term upon not less than thirty (30) days or more than one-hundred eighty (180) days prior written notice to the other party.


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


         14.3 In the event a termination notice is given by the Fund, all expenses associated with movement of records and materials and conversion thereof to a successor transfer agent will be borne by the Fund. Upon such termination and payment by the Fund of all outstanding, undisputed fees owed to Investor Services Group, Investor Services Group will deliver to such successor transfer agent a certified list of shareholders of the Fund (with names and addresses), and all other relevant books, records, correspondence and other Fund records or data in the possession of Investor Services Group, and Investor Services Group will cooperate with the Fund and any successor transfer agent in the substitution process.

         14.4 If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. If Investor Services Group is the Non-Defaulting Party, its termination of this Agreement shall not constitute a waiver of any other rights or remedies of Investor Services Group with respect to services performed prior to such termination or rights of Investor Services Group to be reimbursed for out-of-pocket expenses. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party. In addition to the foregoing, if the Board of Trustees of the Fund instructs the Fund to terminate this Agreement in connection with and after a material failure by Investor Services Group to perform its duties and obligations hereunder, the Fund may terminate this Agreement by giving thirty
(30) days written notice of such termination to Investor Services Group irrespective of whether the material breach has been remedied.

Article 15        ADDITIONAL PORTFOLIOS
                  ---------------------

         15.1 In the event that the Fund establishes one or more Portfolios in addition to those identified in Exhibit 1, with respect to which the Fund desires to have Investor Services Group render services under the terms hereof, the Fund shall so notify Investor Services Group in writing, and if Investor Services Group agrees in writing to provide such services, Exhibit 1 shall be amended to include such additional Portfolios.

Article 16        CONFIDENTIALITY
                  ---------------

         16.1 In connection with the services provided by Investor Services Group hereunder, certain confidential and proprietary information regarding Investor Services Group and the Fund may be disclosed to the other. In connection therewith, the parties agree as follows:

                  (a) Confidential Information disclosed under this Agreement shall mean:

                  (i) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of Investor Services Group or the Fund, their respective parent corporation, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of the foregoing;

                  (ii) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords Investor Services Group or the Fund a competitive advantage over its competitors; and

                  (iii) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

                  (b) Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing which now exist or come into the control or possession of the party.

         16.2 Except as expressly authorized by prior written consent of the disclosing party ("Discloser"), the party receiving Confidential Information ("Recipient") shall:

                  (a) limit access to Discloser's Confidential Information to Recipient's employees who have a need-to-know in connection with the subject matter thereof;

                  (b) advise those employees who have access to the Confidential Information of the proprietary nature thereof and of the obligations set forth in this Confidentiality Agreement;

                  (c) take appropriate action by instruction or agreement with the employees having access to Discloser's Confidential Information to fulfill Recipient's obligations under this Confidentiality Agreement;

                  (d) safeguard all of Discloser's Confidential Information by using a reasonable degree of care, but not less than that degree of care used by Recipient in safeguarding its own similar information or material;

                  (e) use all of Discloser's Confidential Information solely for purposes that it was intended;



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


                  (f) not disclose any of Discloser's Confidential Information to third parties; and

                  (g) not disclose the existence of the discussions to any third party.

         16.3 Upon Discloser's request, Recipient shall surrender to Discloser all memoranda, notes, records, drawings, manuals, records, and other documents or materials (and all copies of same) relating to or containing Discloser's Confidential Information. When Recipient returns the materials, Recipient shall certify in writing that it has returned all materials containing or relating to the Confidential Information.

         16.4 The obligations of confidentiality and restriction on use in this
Article 16 shall not apply to any Confidential Information that Recipient proves:

                  (a) was in the public domain prior to the date of this Agreement or subsequently came into the public domain through no fault of Recipient; or

                  (b) was lawfully received by Recipient from a third party free of any obligation of confidence to the third party; or

                  (c) was already in Recipient's possession prior to receipt from Discloser; or

                  (d) is required to be disclosed in a judicial or administrative proceeding after all reasonable legal remedies for maintaining such information in confidence have been exhausted including, but not limited to, giving Discloser as much advance notice as practical of the possibility of disclosure to allow Discloser to stop such disclosure or obtain a protective order concerning such disclosure; or

                  (e) is subsequently and independently developed by Recipient's employees, consultants or agents without reference to Confidential Information.

         16.5 The Fund and Investor Services Group agree that money damages would not be a sufficient remedy for breach of this Article 16. Accordingly, in addition to all other remedies that either party may have, a party shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any breach of this Agreement. The parties agree to waive any requirement for a bond in connection with any such injunctive or other equitable relief.

Article 17        FORCE MAJEURE
                  -------------

          17.1 In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, or by circumstances beyond its reasonable control, including strikes, labor difficulties, mechanical breakdowns, equipment or transmission failure or damage, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.


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


Article 18        AMENDMENTS
                  ----------

         18.1 This Agreement may only be amended or modified by a written instrument executed by both parties.

Article 19        SUBCONTRACTING
                  --------------

         19.1 The Fund agrees that Investor Services Group may, in its discretion, subcontract for certain of the services described under this Agreement or the Schedules hereto; provided that the appointment of any such Investor Services Group shall not relieve Investor Services Group of its responsibilities hereunder.

Article 20        ARBITRATION
                  -----------

         20.1 Any claim or controversy arising out of or relating to this Agreement, or breach hereof, shall be settled by arbitration administered by the American Arbitration Association in Boston, Massachusetts in accordance with its applicable rules, except that the Federal Rules of Evidence and the Federal Rules of Civil Procedure with respect to the discovery process shall apply.

         20.2 The parties hereby agree that judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         20.3 The parties acknowledge and agree that the performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to the provisions of this Article 20.

Article 21        NOTICE
                  ------

         21.1 Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or Investor Services Group, shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

                  To the Fund:

                  Tomorrow Funds Retirement Trust
                  One New York Plaza
                  New York, New York 10004
                  Attention:  Jay C. Nadel

                  To Investor Services Group:

                  First Data Investor Services Group, Inc.
                  4400 Computer Drive
                  Westborough, MA  01581
                  Attention:  President

                  with a copy to Investor Services Group's General Counsel

Article 22        SUCCESSORS
                  ----------

         22.1 This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns, provided, however, that this Agreement shall not be assigned to any person other than a person controlling, controlled by or under common control with the assignor without the written consent of the other party, which consent shall not be unreasonably withheld.

Article 23        GOVERNING LAW
                  -------------

         23.1 This Agreement shall be governed exclusively by the laws of the Commonwealth of Massachusetts without reference to the choice of law provisions thereof. Each party hereto hereby (i) consents to the personal jurisdiction of the Commonwealth of Massachusetts courts over the parties hereto, hereby waiving any defense of lack of personal jurisdiction; and (ii) appoints the person to whom notices hereunder are to be sent as agent for service of process.

Article 24        COUNTERPARTS
                  ------------

         24.1 This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

Article 25        CAPTIONS
                  --------

         25.1 The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

Article 26        USE OF INVESTOR SERVICES GROUP/FUND NAME
                  ----------------------------------------

         26.1 The Fund shall not use the name of Investor Services Group in any Prospectus, Statement of Additional Information, Shareholders' report, sales literature or other material relating to the Fund in a manner not approved prior thereto; provided, that Investor Services Group need not receive notice of all reasonable uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by any government agency or applicable law or rule.

         26.2 Investor Services Group shall not use the name of the Fund or material relating to the Fund on any documents or forms for other than internal use in a manner not approved prior thereto; provided, that the Fund need not receive notice of all reasonable uses of its name which merely refer in accurate terms to the appointment of Investor Services Group or which are required by any government agency or applicable law or rule.

Article 27        RELATIONSHIP OF PARTIES
                  -----------------------

         27.1 The parties agree that they are independent contractors and not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

Article 28        ENTIRE AGREEMENT; SEVERABILITY
                  ------------------------------

         28.1 This Agreement and the Exhibits and Schedules attached hereto constitute the entire agreement of the parties hereto relating to the matters covered hereby and supersede any previous agreements. If any provision is held to be illegal, unenforceable or invalid for any reason, the remaining provisions shall not be affected or impaired thereby.

         28.2 This Agreement relates only to the subject matter hereof. Nothing in this Agreement shall effect the relationship, rights, duties or other obligations of the parties hereto governed by any other agreement.

Article  29       LIMITATION OF LIABILITY
                  -----------------------

         29.1 It is understood and expressly stipulated that neither the Shareholders nor the Trustees or officers of the Fund shall be personally liable hereunder. No Portfolio shall be liable for the liabilities of any other Portfolio. All persons dealing with the Fund or a Portfolio must look solely to the property of the Fund or such Portfolio, as the case may be, for enforcement of any claims against the Fund or such Portfolio. It is also understood that each Portfolio shall be deemed to be entering into a separate Agreement with Investor Services Group so that it is as if each Portfolio had signed a separate agreement with Investor Services Group with Investor Services Group and that a single document is being signed simply to facilitate the execution and administration of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.


                              TOMORROW FUNDS RETIREMENT TRUST
                              On behalf of each Portfolio set forth on Exhibit I


                              By:________________________________

                              Title:_____________________________


                              FIRST DATA INVESTOR SERVICES GROUP, INC.


                              By:________________________________

                              Title:_____________________________

                                    EXHIBIT I

                         Tomorrow Funds Retirement Trust

                               LIST OF PORTFOLIOS
                                      as of

Tomorrow Long - Term Retirement Fund (Institutional Class and Adviser Class) Tomorrow Medium - Term Retirement Fund (Institutional Class and Adviser Class) Tomorrow Short - Term Retirement Fund (Institutional Class and Adviser Class) Tomorrow Post Retirement Fund (Institutional Class and Adviser Class)

                                   Schedule A

                        DUTIES OF INVESTOR SERVICES GROUP

A.       TRANSFER AGENT SERVICES
         -----------------------

         1. SHAREHOLDER INFORMATION. Investor Services Group shall maintain a
            -----------------------
record of the number of Shares held by each Shareholder of record which shall include name, address, taxpayer identification and which shall indicate whether such Shares are held in certificates or uncertificated form.

         2. SHAREHOLDER SERVICES. Investor Services Group shall respond as
            --------------------
appropriate to all inquiries and communications from Shareholders relating to Shareholder accounts with respect to its duties hereunder and such other correspondence as may be from time to time mutually agreed upon between Investor Services Group and the Fund.

         3.       SHARE CERTIFICATES.
                  ------------------
                  (a) At the expense of the Fund, the Fund shall supply Investor Services Group with an adequate supply of blank share certificates to meet Investor Services Group requirements therefor. Such Share certificates shall be properly signed by facsimile. The Fund agrees that, notwithstanding the death, resignation, or removal of any officer of the Fund whose signature appears on such certificates, Investor Services Group or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

                  (b) Investor Services Group shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by Investor Services Group of properly executed affidavits and lost certificate bonds, in form satisfactory to Investor Services Group, with the Fund and Investor Services Group as obligees under the bond.

                  (c) Investor Services Group shall also maintain a record of each certificate issued, the number of Shares represented thereby and the Shareholder of record. With respect to Shares held in open accounts or uncertificated form (i.e., no certificate being issued with respect thereto) Investor Services Group shall maintain comparable records of the Shareholders thereof, including their names, addresses and taxpayer identification. Investor Services Group shall further maintain a stop transfer record on lost and/or replaced certificates.

         4. MAILING COMMUNICATIONS TO SHAREHOLDERS; PROXY MATERIALS. Investor
            -------------------------------------------------------
Services Group will address and mail to Shareholders of the Fund, all reports to Shareholders, dividend and distribution notices and proxy material for the Fund's meetings of Shareholders. In connection with meetings of Shareholders, Investor Services Group will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

         5.  SALES OF SHARES
             ---------------

                  (a) Investor Services Group shall not be required to issue any Shares of the Fund where it has received a Written Instruction from the Fund or official notice from any appropriate authority that the sale of the Shares of the Fund has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of Investor Services Group to rely on such Written Instructions or official notice.

                  (b) In the event that any check or other order for the payment of money is returned unpaid for any reason, Investor Services Group will endeavor to: (i) give prompt notice of such return to the Fund or its designee;
(ii) place a stop transfer order against all Shares issued as a result of such check or order; and (iii) take such actions as Investor Services Group may from time to time deem appropriate.

         6.  TRANSFER AND REPURCHASE
             -----------------------

                  (a) Investor Services Group shall process all requests to transfer or redeem Shares in accordance with the transfer or repurchase procedures set forth in the Fund's Prospectus.

                  (b) Investor Services Group will transfer or repurchase Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as Investor Services Group reasonably may deem necessary.

                  (c) Investor Services Group reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the endorsement on the instructions is valid and genuine. Investor Services Group also reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the requested transfer or repurchase is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which Investor Services Group, in its good judgement, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

                  (d) When Shares are redeemed, Investor Services Group shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Fund or its designee a notification setting forth the number of Shares to be repurchased. Such repurchased shares shall be reflected on appropriate accounts maintained by Investor Services Group reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

                  (e) Investor Services Group, upon receipt of the monies paid to it by the Custodian for the repurchase of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures described in the written instruction received by Investor Services Group from the Fund.

                  (f) Investor Services Group shall not process or effect any repurchase with respect to Shares of the Fund after receipt by Investor Services Group or its agent of notification of the suspension of the determination of the net asset value of the Fund.

         7.       DIVIDENDS
                  ---------

                  (a) Upon the declaration of each dividend and each capital gains distribution by the Board of Directors of the Fund with respect to Shares of the Fund, the Fund shall furnish or cause to be furnished to Investor Services Group Written Instructions setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date, the total amount payable to Investor Services Group on the payment date and whether such dividend or distribution is to be paid in Shares at net asset value.

                  (b) On or before the payment date specified in such resolution of the Board of Directors, the Fund will pay to Investor Services Group sufficient cash to make payment to the Shareholders of record as of such payment date.

                  (c) If Investor Services Group does not receive sufficient cash from the Fund to make total dividend and/or distribution payments to all Shareholders of the Fund as of the record date, Investor Services Group will, upon notifying the Fund, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to Investor Services Group.

         8. CASH MANAGEMENT SERVICES. Investor Services Group shall establish
            ------------------------
and maintain various demand deposit accounts ("DDA's") with a third party cash management services provider in order to facilitate the services being provided by Investor Services Group hereunder. Investor Services Group shall retain any and all interest income and/or related earnings credits which may be derived from maintaining such DDA's.

         9. LOST SHAREHOLDERS. Investor Services Group shall perform such
            -----------------
services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the 34 Act (the Lost Shareholder Rules"), including, but not limited to those set forth below. Investor Services Group may, in its sole discretion, use the services of a third party to perform the some or all such services.

    (a) documentation of electronic search policies and procedures;
    (b) execution of required searches;
    (c) creation and mailing of confirmation letters;
    (d) taking receipt of returned verification forms;
    (e) providing confirmed address corrections in batch via electronic media;;
    (f) tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and
    (g) preparation and submission of data required under the Lost Shareholder Rules.

         10. In addition to and neither in lieu nor in contravention of the services set forth above, Investor Services Group shall perform all the customary services of a transfer agent, registrar, dividend disbursing agent and agent of the dividend reinvestment and cash purchase plan as described herein consistent with those requirements in effect at the date of the performance of such services. The detailed definition, frequency, limitations and associated costs (if any) set out in the attached fee schedule, include but are not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, tabulating proxies, mailing Shareholder reports to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts where applicable, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders.

B.       ADMINISTRATION SERVICES
         -----------------------

         (1)      Performing "Blue Sky" compliance functions, as follows:

    -- Effecting and maintaining, as the case may be, the registration of Shares of the Fund for sale under the securities laws of the jurisdictions listed in the Written Instructions of the Fund, which instructions will include the amount of Shares to be registered as well as the warning threshold to be maintained. Any Written Instructions not received at least 45 days prior to the date the Fund intends to offer or sell its Shares cannot be guaranteed a timely notification to the states.

    -- Filing with each appropriate jurisdiction the appropriate materials relating to the Fund. The Fund shall be responsible for providing such materials to Investor Services Group, and Investor Services Group shall make such filings promptly after receiving such materials.

    -- Providing to the Fund quarterly reports of sales activity in each jurisdiction in accordance with the Written Instructions of the Fund. Sales will be reported by shareholder residence. NSCC trades and order clearance will be reported by the state provided by the dealer at the point of sale. Trades by omnibus accounts will be reported by trustee state of residence in accordance with the Written Instructions of the Fund outlining the entities which are permitted to maintain omnibus positions with the Fund.

    -- In the event sales of Shares in a particular jurisdiction reach or exceed the warning levels provided in the Written Instructions of the Fund, Investor Services Group will promptly notify the Fund with a recommendation of the amount of Shares to be registered in such jurisdiction and the fee for such registration. Investor Services Group will not register additional Shares in such jurisdiction unless and until Investor Services Group shall have received written instructions from the Fund to do so.

    -- If Investor Services Group is instructed by the Fund not to register Shares in a particular jurisdiction, Investor Services Group will use its best efforts to cause any sales in such jurisdictions to be blocked, and such sales will not be reported to Investor Services Group as sales of Shares of the Fund.


C.       FUND ACCOUNTING SERVICES
         ------------------------

         Performing fund accounting and bookkeeping services (including the maintenance of such accounts, books and records of the Fund as may be required by Section 31(a) of the 1940 Act) as follows:

    --    Daily, Weekly, and Monthly Reporting

    --    Portfolio and General Ledger Accounting

    --    Daily Valuation of all Portfolio Securities

    --    Daily Valuation and NAV Calculation

    --    Comparison of NAV to market movement

    -- Review research of price tolerance/fluctuation report to market movements and events

    --    Research of items appearing on the price exception report

    -- Weekly cost monitoring along with market-to-market valuations in accordance with Rule 2a-7

    --    Security trade processing

    --    Daily cash and position reconciliation with the custodian bank

    -- Daily updating of price and distribution rate information to the Transfer Agent/Insurance Agent

    --    Daily support and report delivery to Portfolio Management

    --    Daily calculation of Portfolio adviser fees and waivers

    --    Daily calculation of distribution rates

    --    Daily investable cash call

    --    Monitor and research aged receivables

    --    Collect aged income items and perform reclaims

    --    Update NASDAQ reporting

    -- Daily maintenance of each Portfolio's general ledger including expense accruals

    --    Daily NAV per share notification to other vendors as required

    --    Calculation of 30-day SEC yields and total returns

    --    Preparation of month-end reconciliation package

    --    Monthly reconciliation of Portfolio expense records

    --    Application of monthly pay down gain/loss

    --    Preparation of all annual and semi-annual audit work papers

D.       DCXCHANGESM SERVICES
         --------------------

         1. Investor Services Group has developed a recordkeeping service link ("DCXCHANGEsm") between investment companies and benefit plan consultants (the "Recordkeepers") which administer employee benefit plans under Section 401(a) of the Internal Revenue Code (the "Plans").

         2. Investor Services Group has entered into agreements with various Recordkeepers relating to the recordkeeping and related services performed on behalf of such Plans in connection with daily valuation and processing of orders for investment and reinvestment of assets of the Plans in various investment options available to the participants under such Plans (the "Participants").

         3. The Fund desires to participate in the DCXCHANGEsm Program and retain Investor Services Group to perform such services with respect to shares of the Funds ("Shares") held by or on behalf of the Participants as further described herein and Investor Services Group is willing and able to furnish such services on the terms and conditions hereinafter set forth.

         4. Investor Services Group agrees to perform recordkeeping and related services for the benefit of the Plan Participants that maintain shares of the Fund through Plans administered by certain Recordkeepers. Investor Services Group shall subcontract with Recordkeepers to link the Investor Services Group recordkeeping system with the Recordkeepers, in order for the Recordkeepers to maintain Fund shares positions for each Participant.

                                   Schedule B

                                  FEE SCHEDULE
                                  ------------

1.       Transfer Agent Fees:

         (a) Open Account Fees:             Annual          Monthly
                                                            Minimum
                                            $18.50          $2,000 per Portfolio

         (b) Closed Accounts:               $3 per account per year

         (c) Retirement Plan Accounts (In addition to open/closed account fees):

             Setup fee:                     $10 per account
             Maintenance Fee:               $15 per plan account/per year
             Premature Distribution:        $10 per transaction

         (d) NSCC:                          $.15 per transaction
                                            $.10 per same day confirm

         (e) Voice Response Usage:          $.23 per minute
                                            $.10 per call
                                            $500 per month /line charge

         (f) In-Bound Teleservicing:        $.08 per call/digital recording
                                            $100,000  annual  ($8,333.33  per
                                            month)  total charge for all
                                            WP&G affiliated funds for which
                                            Investor Services Group provides
                                            TA services.

         (g) Transmission Fees:             $500 per month total charge  for all
                                            WP&G affiliated funds for which
                                            Investor Services Group provides
                                            TA services.

         (h) Lost Shareholder Search/Reporting:     $2.75 per account search*
             * The per account search fee shall be waived until June 2000 so long as the Fund retains Keane Tracers, Inc. ("KTI") to provide the Fund with KTI's "In-Depth Research Program" services.

2.        Fund Accounting Fees:             4bp per year/$30,000 annual minimum
                                            per active portfolio year one,
                                            $40,000 annual minimum thereafter

3.        Administration/Blue Sky Services:

                                            $6,000 per annum per Portfolio
                                            $3,000  per annum per additional
                                            class in excess of one class per
                                            Portfolio

4.        DCXCHANGE(sm) :                   The Fund shall pay Investor
                                            Services Group annualized fees of 25
                                            basis points for each Plan
                                            Participant account in the
                                            respective Portfolio that is open
                                            during any monthly period.

5.        Print Mail Fees:

          (a) Standards Fees:

          TESTING APPLICATION OR DATA REQUIREMENTS:   $3.00/fax to client or
                                                      Record Keeper

          DAILY WORK (CONFIRMS):
                  HAND:             $55/K with $50.00 minimum (includes 1
                                    insert)
                                    $0.06/each additional insert
                  MACHINE:          $32/K with $50.00 minimum (includes 1
                                    insert)
                                    $0.02/each additional insert

         DAILY CHECKS:
                  HAND: $55/K with $100.00 minimum daily (includes 1 insert)
                                    $0.07/each additional insert
                  MACHINE:          $32/K with $75.00 minimum (includes 1
                                    insert)
                                    $0.02/each additional insert
             *  There is a $3.00 charge for each 3606 Form sent.

         STATEMENTS:
                  HAND:             $60/K with $75.00 minimum (includes 1
                                    insert)
                                    $0.06/each additional insert
                                    $125/K for intelligent inserting
                  MACHINE:          $40/K with $75.00 minimum (includes 1
                                    insert)
                                    $0.02 each additional insert
                                    $45/K for intelligent inserting

         PERIODIC CHECKS:
                  HAND:             $91/K with $100.00 minimum (includes 1
                                    insert)
                                    $0.08/each additional insert
                  MACHINE:          $52/K with $100.00 minimum (includes 1
                                    insert)
                                    $0.01/each additional insert

         PRINTING CHARGES:  (price ranges dependent on volumes)
                  $0.08/per confirm/statement/page
                  $0.10/per check

         FOLDING (MACHINE):         $18/K

         FOLDING (HAND):            $.12 each

         PRESORT CHARGE:            $0.277 postage rate
                                    $0.035 per piece

         COURIER CHARGE:   $15.00 for each on call courier trip/or actual cost
                           for on demand

         OVERNIGHT CHARGE: $3.50 per package service charge plus Federal
                           Express/Airborne charge

         INVENTORY STORAGE:         $20.00 for each inventory location as of the
                                    15th of the month

         INVENTORY RECEIPT:         $20.00 for each SKU / Shipment

         HOURLY WORK; SPECIAL PROJECTS, OPENING ENVELOPES, ETC...:
         ---------------------------------------------------------
                                                                 $24.00 per hour

         SPECIAL PULLS:    $2.50 per account pull

         BOXES/ENVELOPES:  Shipping boxes            $0.70 each
                           Oversized Envelopes       $0.35 each

         FORMS DEVELOPMENT/PROGRAMMING FEE:          $100/hr

         CUTTING CHARGES:  $8.00/K

         (b)      Special Mailing Fees:

         This pricing is based on appropriate notification (standard of 30 day notification) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a maximum premium of 50% based on turn around requirements.

         DAILY WORK (CONFIRMS):
                  HAND:             $125.00 to create an admark tape
                                    $8.00/K to zip + 4 data enhance with $125.00 minimum
                                    $75.00/hr for any data manipulation
                                    $6.00/K combo charge

         ADMARK & MACHINE INSERT

                  #10, #11, 6x9:    $44/K to admark envelope and machine insert
                                    1 piece, with $125.00 min
                                    $2.50/K for each additional insert
                                    $34/K to admark only with $75.00 minimum
                                    $25.00/K hand sort
                  9x12:             $100/K to admark envelope and machine insert
                                    1 piece, with $125.00 min
                                    $5.00/K for each additional insert $38/K to admark only with $75.00 minimum $0.08 for each hand insert

         ADMARK & HAND INSERT

                  #10, #11, 6x9:    $0.08 for each hand insert
                                    $25.00/K hand sort
                  9x12:             $0.09 for each hand insert
                                    $25.00/K hand sort

         PRESSURE/SENSITIVE LABELS:
                  $0.26 each to create, affix and hand insert 1 piece, with a $75.00 minimum $0.06 for each hand insert $0.10 to affix labels only $0.10 to create labels only

         LEGAL DROP:       $150.00 / compliant legal drop per job and processing
                           fees

         CREATE MAILING LIST:       $0.30 per entry with $50.00 minimum

         PRESORT FEE:      $0.035 per piece

6.       Fee Adjustments:

         After the one year anniversary of the effective date of this Agreement, Investor Services Group may adjust the above fees once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment). Notwithstanding the foregoing, Investor Services Group agrees that there shall be no increase to the above referenced Transfer Agent Fees or Fund Accounting Fees during the Initial Term.

                                   Schedule C

                             OUT-OF-POCKET EXPENSES

         The Fund shall reimburse Investor Services Group monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

          -- Microfiche/microfilm production
          -- Magnetic media tapes and freight
          -- Printing costs, including certificates, envelopes, checks and stationery
          -- Postage (bulk, pre-sort, ZIP+4, barcoding, first class) direct pass through to the Fund
          -- Due diligence mailings
          -- Telephone and telecommunication costs, including all lease, maintenance and line costs
          -- Ad hoc reports
          -- Proxy solicitations, mailings and tabulations
          -- Daily & Distribution advice mailings
          -- Shipping, Certified and Overnight mail and insurance
          -- Year-end form production and mailings
          -- Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines, as approved by the Fund
          -- Duplicating services
          -- Courier services
          -- Incoming and outgoing wire charges Federal Reserve charges for check clearance and other fund related banking charges
          -- Overtime, as approved by the Fund
          -- Temporary staff, as approved by the Fund
          -- Travel and entertainment, as approved by the Fund
          -- Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
          -- Third party audit reviews
          -- All conversion costs: including System start up costs
          -- All Systems enhancements after the conversion at the rate of
             $150.00  per hour (except as otherwise stated)
          -- Insurance
          -- Pricing services (or services used to determine Fund NAV)
          -- Forms and supplies for the preparation of Board meetings and other materials for the Fund
          -- SAS 70
          -- Cold Storage
          -- Vendor pricing comparison
          -- Manual pricing

          -- Such other miscellaneous expenses reasonably incurred by Investor
             Services Group in performing its duties and responsibilities under this Agreement.

         The Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, the Fund will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Fund and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.

                                   Schedule D

                                 Fund Documents

          -- Certified copy of the Articles of Incorporation of the Fund, as amended

          -- Certified copy of the By-laws of the Fund, as amended,

          -- Copy of the resolution of the Board of Directors authorizing the execution and delivery of this Agreement

          -- Specimens of the certificates for Shares of the Fund, if applicable, in the form approved by the Board of Directors of the Fund, with a certificate of the Secretary of the Fund as to such approval

          -- All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Fund

          -- Certified list of Shareholders of the Fund with the name, address and taxpayer identification number of each Shareholder, and the number of Shares of the Fund held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefore, and the number of Shares redeemed by the Fund

          -- All notices issued by the Fund with respect to the Shares in accordance with and pursuant to the Articles of Incorporation or By-laws of the Fund or as required by law and shall perform such other specific duties as are set forth in the Articles of Incorporation including the giving of notice of any special or annual meetings of shareholders and any other notices required thereby.


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


                                   Schedule E

                               Systems Development

DEVELOPMENT EFFORTS
-------------------

Investor Services Group agrees to undertake the development efforts listed below. All programming will be completed in accordance with Weiss, Peck and Greer's documented and approved business requirements. All such documentation and business requirement shall be mutually agree to in writing prior to the start of any development work. Investor Services Group agrees to provide a total of 1700 programming hours for the automation projects listed below at no cost to the Fund and to use all commercially reasonable efforts to ensure that such development work shall be completed within twelve months of the execution of the Agreement. The expense of any programming required to be undertaken in excess of the 1700 hours will be borne by Weiss, Peck & Greer.

          -- Dividend sweep to another mutual fund as defined in the WPG
             Transmission Enhancement Referral Business Requirements dated July 21, 1998 Section III, Issue VII.
          -- Transmission enhancement from WPG Margin Department according to the WPG Transmission Enhancement Referral Business Requirements dated July 21, 1998.
          -- PC link to PC link for transmission enhancement.
          -- Permit sweep accounts to reinvest dividends into accounts that have a zero balance.
          -- Full automation of the Trust's December position file.\
          -- Suppression of all December statements except for December 31st statements.



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